Exhibit 99.5

SECURITY CAPITAL ASSURANCE LTD

OFFER TO EXCHANGE
 UP TO 250,000 OF REGISTERED SERIES FIXED/FLOATING SERIES A PERPETUAL
NON-CUMULATIVE PREFERENCE SHARES, $0.01 PAR VALUE,
$1,000 LIQUIDATION PREFERENCE PER SHARE
 FOR
ALL OF ITS OUTSTANDING
 UNREGISTERED FIXED/FLOATING SERIES A PERPETUAL NON-CUMULATIVE
PREFERENCE SHARES, $0.01 PAR VALUE, $1,000 LIQUIDATION PREFERENCE
PER SHARE AND
 SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

     Enclosed for your consideration is a Prospectus dated November 19, 2007 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Security Capital Assurance Ltd (the “Company”) to exchange up to 250,000 of its Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, $0.01 par value, with a liquidation preference of $1,000 per share (the “Exchange Preference Shares”) for all of its outstanding Fixed/Floating Series A Perpetual non-Cumulative Preference Shares, $0.01 par value, with a liquidation preference of $1,000 per share, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Initial Preference Shares”).

     The material is being forwarded to you as the beneficial owner of Initial Preference Shares carried by us for your account or benefit but not registered in your name. A tender of any Initial Preference Shares may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Initial Preference Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Initial Preference Shares in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all Initial Preference Shares, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Initial Preference Shares.

     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER INITIAL PREFERENCE SHARES

ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., New York City Time, on December 19, 2007, unless extended (the “Expiration Date”). Initial Preference Shares tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     If you wish to have us tender any or all of your Initial Preference Shares held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Initial Preference Shares held by us and registered in our name for your account or benefit.

INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Security Capital Assurance Ltd.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF INITIAL PREFERENCE SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1	☐	Please tender my Initial Preference Shares held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Initial Preference Shares to be tendered if I wish to tender less than all of my Initial Preference Shares.

Box 2	☐	Please do not tender any Initial Preference Shares held by you for my account or benefit.

Date:           , 2007

Signature(s)

Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Initial Preference Shares.